UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 9508-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 17, 2026
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On August 17, 2026, Butler National Corporation (the “Company”) subsidiaries BHCMC, LLC (“Boot Hill Casino”), the manager of Boot Hill Casino & Resort, and Butler National Service Corporation (“BSNC”) entered into a Renewal of the Lottery Sports Wagering Management Contract (the “Renewal Contract”) with the Kansas Lottery. The Renewal Contract provides for a three-year extension of Boot Hill Casino’s management of sports wagering operations in Kansas commencing September 1, 2027, and that BSNC will be paid 90% of all of the sports wagering revenue generated by it, subject to modification by the Kansas Lottery as necessary to comply with future requirements of law.

The foregoing description of the Renewal Contract does not purport to be complete and is qualified in its entirety by reference to the full text of agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On August 20, 2026 the Company issued a press release announcing the entry into an amended and extended agreement with DraftKings to facilitate online and mobile sports wagering for an additional ten year term. The DraftKings agreement is subject to continuing sports wagering management authority by the State of Kansas under the Renewal Contract.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Renewal of Lottery Sports Wagering Management Contract, among the State of Kansas, BNSC and BHCMC effective August 17, 2026

Exhibit 99	Press Release announcing Sports Wagering Management Contract Extension

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

August 20, 2026 Date	/s/ Adam B. Sefchick Adam B. Sefchick Interim Chief Executive Officer and President and Chief Financial Officer